Exhibit 10.2

NONQUALIFIED STOCK OPTION GRANT

TERMS AND CONDITIONS

Revised January 2003

     1. Definitions. Capitalized terms used in this Grant but not otherwise defined shall have the same meanings as in the Allergan, Inc. 1989 Incentive Compensation Plan, as amended (the “Plan”).

     2. The Option. You may, at your discretion and on the terms and conditions set forth herein, purchase all or any part of an aggregate of the shares of Common Stock at the price per share set forth in the Certificate of Stock Option Grant (the “Certificate”).

     3. Terms of Exercise.

     (a) Subject to the provisions of Sections 4 and 5 below, the Option shall vest and be exercisable at the option exercise price (the “Grant Price”) and as to the specified number of shares (the “Optioned Shares”) on and after the “Date of Vest” dates and on or before the “Last Date to Exercise” dates that apply to each installment of Optioned Shares as set forth in the Certificate. You have no right to exercise the Option with respect to any Optioned Shares covered by any installment until such installment vests as provided in the Certificate. The Option granted hereunder shall expire and be no longer exercisable as provided in the Plan and this Grant.

     (b) The Option may be exercised as to all or any portion of the Optioned Shares covered by an installment of the Option that has accrued and vested and that has not yet expired and become unexercisable as provided in the Plan or this Grant (“Accrued Installment”). Accrued Installments may be exercised, in whole or in part, by giving written notice of exercise to the Company’s stock plan administrator, AST Stock Plan (www.aststockplan.com) or any successor administrator, which notice shall specify the number of Optioned Shares to be purchased and shall be accompanied by payment in full of the purchase price in cash or in whole or in part in shares of the Company’s Common Stock owned by you valued at fair market value on the date of exercise. Payment of cash may be by personal check, Company Credit Union check or money market draft on your own account payable to the order of the Company or such other means as the Committee shall determine. An exercise is effective only upon receipt of both the written notice and the payment in full of the purchase price.

     4. Change in Control. Notwithstanding anything to the contrary in this Grant, in the event of a Change in Control (as defined in the Plan) the Option shall, as of the date of such Change in Control, immediately become vested and exercisable with respect to the full number of Optioned Shares.

     5. Termination of Employment.

     (a) Except as otherwise provided in a written agreement between you and the Company, in the event of termination of your employment with the Company (and its subsidiaries) for Cause (as defined in the Plan), the Option shall become unexercisable as of the date of such termination and you shall thereafter have no further rights to purchase any of the Optioned Shares.

     (b) Except as otherwise provided in a written agreement between you and the Company, in the event of your termination of employment with the Company and its subsidiaries for:

     (i) Any reason other than for Cause, death, Total Disability (as defined in Paragraph (d) below), Normal Retirement (as defined in Paragraph (e) below), or Job Elimination (as defined in Paragraph (f) below), the Options shall become unexercisable as of the earlier of (A) the date the Accrued Installments expire in accordance with the provisions of Section 3(a) above or (B) three calendar months after the date of termination.

     (ii) Death or Total Disability, the Option shall vest in its entirety as of your last date of employment and shall expire and become unexercisable 12 months after the date of your termination, regardless of the date upon which the Accrued Installments would otherwise expire in accordance with provisions of Section 3(a) above.

     (iii) Normal Retirement, the Option shall expire and become unexercisable as of the earlier of (A) the date the Accrued Installments expire in accordance with the provisions at Section 3(a) above or (B) three years after the date of termination.

     (iv) Job Elimination, the Option shall vest in its entirety as of your last date of employment and shall expire and become unexercisable as of the earlier of (A) the date the Accrued Installments expire in accordance with the provisions at Section 3(a) above or (B) three calendar months after the date of termination.

     (c) In the event your employment terminates for Normal Retirement or for any reason other than for Cause, death, Total Disability or Job Elimination, the Option shall be exercisable by you (or your successor in interest in the event of your death after your employment terminates) following your termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination and had not expired and become unexercisable on or prior to such date.

     (d) As used herein, “Total Disability” means the inability, by reason of mental or physical illness or accident, to perform any and every duty of the occupation at which you were employed when such disability commenced, which disability is expected to continue for a period of at least 12 months. Any determination as to the date and extent of any disability shall be made by the Committee (as defined in the Plan) upon the basis of such information as the Committee deems necessary or desirable.

     (e) As used herein “Normal Retirement” means any termination of employment (other than for Cause or death or Total Disability) after you have attained age 55 provided you have been employed by the Company and its subsidiaries for a minimum of five (5) years.

     (f) As used herein, “Job Elimination” occurs when you cease to be an Employee of the Company as a result of a reduction in force or transfer to a new organization outside of the Company as a result of a divestiture, other than a spin-off or other distribution to the Company’s stockholders. A “reduction in force” occurs under the Plan when you are not offered an alternative job by the Company and there is a net headcount reduction (i.e. if you are replaced, there is no reduction in force, even if the duties of the position change).

     6. Taxes. The Committee shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account with respect to the grant or exercise of the Option, including, but without limitation, the deduction of the amount of any such tax or other amounts from any compensation or other amounts payable to you by the Company or any of its subsidiaries.

     7. Delivery of Certificates. As soon as practicable after any proper exercise of the Option (or any portion thereof) in accordance with the provisions of this Grant and the Plan, the Company (or the administrator of the Plan) shall deliver to you at the main office of the Company, or such place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock to which you are entitled by reason of exercise of the Option (or portion thereof).

     8. Restrictions on Issuance of Shares. No shares of Common Stock shall be issued or delivered upon exercise of the Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any market or securities exchange on which shares of Common Stock are then listed and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares of Common Stock hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board and the Committee of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite permits, authorizations or approvals shall not have been obtained.

     9. Legends on Stock Certificates. Each certificate representing shares of Common Stock acquired upon exercise of the Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificates. The determination of which legends, if any, shall be placed upon the certificates shall be made by the Committee in its sole discretion and such decision shall be final and binding.

     10. No Rights in Shares Before Issuance and Delivery. Neither you nor your estate nor your transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares issuable upon exercise of the Option unless and until certificates representing such shares shall have been issued and delivered. No adjustment will be made for any dividends or other rights where the record date is prior to the date such stock certificates are issued.

     11. Stock Split, Reorganization, Merger, etc. In the event of any recapitalization, stock split, stock dividend, combination of shares or any other like change affecting the common stock of the Company, appropriate adjustment shall be made in the number, price and kind of shares covered by the Option.

     12. Grant Subject to Plan. The grant of the Option evidenced hereby is made pursuant to all of the provisions of the Plan, and this Grant is intended, and shall be interpreted in a manner to comply therewith. Any provision of this Grant which is inconsistent with Plan shall be superseded by and governed by the Plan.

     13. Nontransferability of Option. The Option is not assignable or transferable other than by will or the laws of descent and distribution. The Option shall not otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. The terms of the Option shall be binding upon your executors, administrators, heirs, successors and permitted assigns.

     14. No Employment Rights.

     (a) Nothing in the Plan or in this Grant shall be construed to create or imply any contract of employment between you and the Company (or any of its subsidiaries) or shall affect in any way the right of the Company (or any such subsidiary) to terminate your employment at any time.

     (b) Any question(s) as to whether and when there has been a termination of your employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or this Grant shall be determined by the Committee in its sole discretion, and the Committee’s determination thereof shall be final and binding.

     15. Disputes and Disagreements. Any dispute or disagreement which may arise under or as a result of or pursuant to this Grant shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Grant shall be final, binding and conclusive.

     16. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail or overnight delivery service such as Federal Express, postage prepaid, addressed as follows:

If to the Company:	Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
Attention: General Counsel

If to you:	To your address as last set forth
in the Company’s employment records.